UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2010
Argon ST, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia	22033

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-322-0881
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 26, 2010, the Naval Air Warfare Center Aircraft Division (“NAVAIR”) awarded Argon ST, Inc. a non-competitive contract to provide twenty-eight ground surveillance units and associated spares for deployment in support of operational forces abroad. The award was justified as non-competitive based upon a statutory exception for urgent needs. As previously disclosed, the contract is the subject of a bid protest, an administrative proceeding before the Government Accountability Office (“GAO”). Prior to resolution of the protest by GAO, on March 1, 2010, NAVAIR decided to take corrective action to resolve the protest by terminating the contract for convenience, because of NAVAIR’s subsequent determination that more than one source for the units exists. NAVAIR has requested that GAO therefore dismiss the protest. The Navy anticipates that the Department of the Army will rapidly develop a specification for the units and conduct a competition. We intend to submit a proposal in response to the Army’s solicitation when it is released. We will also submit a claim, as is allowed by law, for costs under the current contract which were incurred prior to or as a result of termination.
The information in this section of this Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.
March 3, 2010	By:	/s/ Aaron N. Daniels
		Name:	Aaron N. Daniels
		Title:	Chief Financial Officer